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                                                                   Exhibit 10.58

                                LICENSE AGREEMENT


         This Agreement, made as of this 20th day of September, 2000 is by and between Boston Biosystems, Inc., a Delaware corporation (hereinafter, "Licensee") and Hybridon, Inc., a Delaware corporation (hereinafter, "Licensor").

                              W I T N E S S E T H:


         WHEREAS, Licensor and Licensee are entering into an Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which Licensee is purchasing certain of Licensee's assets in connection with the manufacture and sale of advanced chemistry compounds and pharmaceuticals (the "Business"); and

         WHEREAS, Licensor has adopted and is using the trade names and trademarks used in the operation of the Business as set forth on SCHEDULE A attached hereto (hereinafter, the "Names & Marks") in connection with its current operation of the Business; and

         WHEREAS, Licensor wishes to grant, and Licensee wishes to accept a non-exclusive, royalty-free license providing for use by the Licensee of the Names & Marks in connection with its operation of the Business for a period of one (1) year commencing on the date hereof;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as follows:

1.       LICENSE

         1.1 Licensor hereby grants to Licensee a non-exclusive, royalty-free, worldwide license, for a term of one (1) year commencing on the date hereof, to use the Names & Marks in connection with Licensee's operation of the Business, primarily for the purpose of any packaging or marketing materials, for the limited purposes of facilitating a smooth transition of the Business from the Licensor to Licensee pursuant to the terms of the Asset Purchase Agreement, subject to the terms and conditions contained herein.

         1.2 Licensee may (i) engage, employ or otherwise retain the services of third parties to operate the Business using the Names &Marks, subject to the quality control provision in Section 4 below, but may not transfer said license rights to any other third party without the consent of Licensor, which consent shall not be unreasonably withheld, or (ii) assign any or all of its rights and interests in the Names and Marks hereunder to one or more of its Affiliates (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act); PROVIDED, that in the event of (i) or (ii) the Licensee shall nonetheless remain responsible for the performance of all of its obligations hereunder.

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2.       TERMINATION

         2.1 This Agreement may be terminated by each of the parties hereto in accordance with the following provisions:

         (i) Licensee shall have the right and option to terminate this Agreement, for its convenience, by providing two (2) months written notice thereof to Licensor.

         (ii) In the event of any material breach of this agreement by either party hereto, the other party shall have the right, without limitation of any other right it may have on account of such failure, to terminate this Agreement by first giving the breaching party thirty (30) days written notice of its intention to terminate, specifying the cause of default, and if the defaulting party shall not remedy such failure during such thirty (30) day period, then the other party may give further written notice to the defaulting party, terminating the Agreement, in which event this Agreement shall be terminated on the date specified in such further notice.

         2.2 Notwithstanding the above, this Agreement shall terminate automatically without notice upon any of the following events:

         (i) An assignment for the benefit of creditors of Licensee.

         (ii) The appointment of a receiver or trustee to manage the affairs of the Licensee unless removed within sixty (60) days.

         (iii) The involuntary or voluntary bankruptcy of the Licensee, unless stayed within sixty (60) days.

3.       OBLIGATIONS OF LICENSOR.


         3.1 Licensor agrees to police the use of the Names & Marks, or colorable imitations thereof, by others. It shall be in Licensor's sole discretion, however, as to whether to bring, maintain or settle an infringement action against a third party.

4.       QUALITY CONTROL.

         4.1 Licensee agrees that its operation of the Business while utilizing the Names & Marks will comply with generally recognized industry standards with respect to the manufacture and sale of advanced chemistry compounds and pharmaceuticals.

         5. INDEMNIFICATION. To the extent a claim or action is brought against the Licensor based on or related to Licensee's use of the Names and Marks or its failure to observe or perform its obligations under this Agreement, Licensee shall defend and hold the Licensor harmless from and against any and all claims, liabilities, judgments, damages, costs and expenses, including reasonable attorneys' fees, suffered by or awarded against the Licensor.

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6.       MISCELLANEOUS.


         6.1 This Agreement contains the entire Agreement between the parties regarding the subject matter hereof and supersedes all prior Agreements, whether oral or written. No amendment to this Agreement may be made except by a writing signed by both parties.

         6.2 No provision hereof may be waived unless in writing signed by both parties affixing their signatures to this document. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

         6.3 This Agreement shall be governed in accordance with the laws of the State of Delaware.

         6.4 Any notice, request, information or other document required to be provided hereunder shall be in writing and delivered by first class mail, postage prepaid, or by overnight delivery service as follows:

         If to Licensee:

                  Boston Biosystems, Inc.
                  75A Wiggins Avenue
                  Bedford, Massachusetts  01730
                  Attn: Michael Kallelis, Chief Operating Officer

                  with a copy to:

                  McDermott, Will & Emery
                  28 State Street
                  Boston, Massachusetts  02109
                  Attn:  Susan Cooke, Esq.

         If to Licensor:

                  Hybridon, Inc.
                  255 Fortune Boulevard
                  Milford, Massachusetts
                  Attn:  Robert Anderson

                  with a copy to:

                  Holland & Knight
                  One Beacon Street
                  Boston, Massachusetts
                  Attn:  James Pollock, Esq.

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         6.5 It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefor the portion thus adjudicated to be invalid or unenforceable and the Agreement shall otherwise remain in full force and effect.

         6.6 In any action, suit or other proceeding instituted to enforce, remedy, prevent or obtain relief from a breach or violation of this Agreement, the substantially prevailing party shall recover all of such party's reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

         6.7 Nothing contained herein shall be construed to create a joint venture, partnership or agency between the parties and neither party may take any action which binds the other or gives a color of authority than an act is on behalf of the other party.

         6.8 This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of any party, and each of them.

         6.9 The terms of this Agreement are the result of negotiation between the parties. All parties to this Agreement therefore, agree that the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         6.10 The signatories here below represent they are authorized to execute this Agreement on behalf of their respective parties.

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         IN WITNESS WHEREOF, the parties hereto have approved and executed this
Agreement effective as of the date first written above.


                             BOSTON BIOSYSTEMS, INC.



                             By: /s/ Gregory S. Kurey
                                  ----------------------------------------
                             Name:   Gregory S. Kurey
                             Title:  General Counsel


                             HYBRIDON, INC.



                             By: /s/ Robert G. Andersen
                                  ----------------------------------------
                             Name:   Robert G. Andersen
                             Title:  Chief Financial Officer

                             By: /s/ Sudhir Agrawal
                             Name:   Sudhir Agrawal
                             Title:  President and Chief Executive
                                         Officer

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